EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to (1) the use in this Amendment No. 2 to Registration Statement No. 33-52381 of RJR Nabisco Holdings Corp. ("Holdings") on Form S-3 (the "Registration Statement") of our report dated February 1, 1994 (except with respect to the subsequent event discussed in Note 17, as to which the date is February 24, 1994), appearing in the Prospectus, which is part of this Registration Statement, and (2) the incorporation by reference in the Registration Statement of our report dated February 1, 1994 (except with respect to the subsequent event discussed in Note 17, as to which the date is February 24, 1994), appearing in the Annual Report on Form 10-K of Holdings and RJR Nabisco, Inc. for the year ended December 31, 1993.


     We also consent to the reference to us under the headings "Summary Historical and Pro Forma Consolidated Data", "Selected Historical Consolidated Financial Data" and "Experts" in such Prospectus.


DELOITTE & TOUCHE
New York, New York
March 24, 1994